SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

CORBIN MULTI-STRATEGY FUND, LLC

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CORBIN MULTI-STRATEGY FUND, LLC

UMB Fund Services, Inc.

235 West Galena Street

[DATE]

Dear Members:

This information statement (“Information Statement”) of Corbin Multi-Strategy Fund, LLC (the “Fund”) is being furnished on behalf of the Fund’s Board of Managers (the “Board” and each manager, a “Manager”). The Fund is a Delaware limited liability company, registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. This Information Statement is to inform members of the Fund (“Members”) of the proposed approval of a new investment advisory agreement between the Fund and Corbin Capital Partners, L.P. (“Corbin”) (the “New Advisory Agreement”) as a result of a change of control of Corbin.

As discussed in more detail in the Information Statement, at a meeting held on August 17, 2021, the Board approved the New Advisory Agreement. The holders of a majority of the Fund’s outstanding voting securities as of August 1, 2021 have indicated their intent to approve the New Advisory Agreement by written consent prior to the effective date of the New Advisory Agreement.

The Board is not soliciting your proxy or consent in connection with the approval of the New Advisory Agreement. Pursuant to the regulations of the Securities and Exchange Commission, this Information Statement must be sent to Members at least 20 calendar days prior to the earliest date on which the New Advisory Agreement may take effect. You are urged to read the Information Statement in its entirety for a description of the actions taken by Members representing a majority of the outstanding voting securities of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Very truly yours,

Name:
Title:
Corbin Multi-Strategy Fund, LLC

CORBIN MULTI-STRATEGY FUND, LLC

UMB Fund Services, Inc.

235 West Galena Street

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This information statement (“Information Statement”) of Corbin Multi-Strategy Fund, LLC (the “Fund”) is being furnished on behalf of the Fund’s Board of Managers (the “Board”) to inform members of the Fund (“Members”) of the approval of a new investment advisory agreement (the “New Advisory Agreement”) between the Fund and Corbin Capital Partners, L.P. (“Corbin”) as a result of a change of control of Corbin.

As discussed in more detail in the Information Statement, at a meeting held on August 17, 2021, the Board approved the New Advisory Agreement. The holders of a majority of the Fund’s outstanding voting securities as of August 1, 2021 have indicated to the Fund their intent to approve the New Advisory Agreement by written consent prior to the effective date of the New Advisory Agreement.

The Fund’s most recent semi-annual and annual reports, including financial statements and schedules, are available at no charge by calling (886) 626-7246 or writing to c/o UMB Fund Services, 235 West Galena Street, Milwaukee, WI 53212.

ITEM 1

APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT

Introduction

Corbin Capital Partners, L.P. (“Corbin” or the “Adviser”) serves as the Fund’s investment adviser pursuant to an investment advisory agreement between the Fund and Corbin dated July 1, 2019 (the “Original Advisory Agreement”). It is expected that on or about October 1, 2021, Corbin Capital Partners GP, LLC, a newly formed Delaware limited liability company owned and controlled by Tracy Stuart, Corbin’s chief executive officer, and Craig Bergstrom, Corbin’s chief investment officer, will become the general partner of Corbin and that Tracy Stuart and Craig Bergstrom, together with other members of Corbin’s management team, will own a majority interest in Corbin (the “Transaction”). It is also expected that as a result of the Transaction, Corbin will also have a new passive, minority financial partner. Marc Lasry and Sonia Gardner of Avenue Capital Group, through a special purpose vehicle (“SPV”) that they control, will acquire an interest in Corbin. The Board has been informed that the overall Transaction includes the ability for Corbin’s management team to complete a management buyout by purchasing the SPV’s interest in Corbin at an agreed price starting in December of 2023. The SPV will receive a share of revenue and have customary consent rights befitting a minority partner.

The Transaction will constitute an “assignment” of the Original Advisory Agreement under the Investment Company Act of 1940, as amended (the “1940 Act”). Under federal securities law and the terms of the Original Advisory Agreement, an assignment results in such agreement’s termination. As a result, the Original Advisory Agreement will automatically terminate upon the completion of the Transaction.

Corbin has informed the Board that it expects that the same individuals and personnel responsible for managing the Fund at Corbin will continue to be responsible for the day-to-day management of the Fund and that the Fund’s portfolio management team will remain unchanged after the Transaction. As such, the Board, including a majority of the Independent Managers, determined that retaining the investment advisory services of Corbin was in the best interests of the Fund and its members (the “Members”), and at a meeting held on August 17, 2021, approved (i) an interim advisory agreement between the Fund and Corbin (the “Interim Agreement”), as permitted by Rule 15a-4 under the 1940 Act, to take effect upon the completion of the Transaction, and (ii) the New Advisory Agreement, subject to Member approval, to take effect on -October 1, 2021 (the “Effective Date”). The terms of the Interim Agreement and the New Advisory Agreement (collectively the “Advisory Agreements”) are the same as the terms of the Original Advisory Agreement with respect to services to be provided by Corbin. In addition, the management fee rate payable to Corbin by the Fund under the Advisory Agreements is identical to the management fee rate payable under the Original Advisory Agreement. The material terms of the New Advisory Agreement and Original Advisory Agreement are compared below in “Terms of the Original and New Advisory Agreements.”

Pursuant to Section 3.3(c) of the Fund’s Second Amended and Restated Limited Liability Company Agreement dated as of July 1, 2019, the holders of a majority of the Fund’s outstanding voting securities as of August 1, 2021 (the “Record Date”) have indicated to the Fund their intent to approve the New Advisory Agreement by written consent prior to the Effective Date. The Interim Agreement allows Corbin to manage the Fund during the period, if any, after the completion of the Transaction and before the Effective Date.

Factors Considered by the Managers and their Recommendation

At a meeting held on August 17, 2021, the Board, including the Independent Managers, unanimously approved the New Advisory Agreement to become effective on October 1, 2021, subject to approval by Members of the Fund. At the meeting held on August 17, 2021, the Board, including the Independent Managers, also unanimously approved the Interim Agreement, which will take effect upon the completion of the Transaction and remain in effect until the earlier of the Effective Date or the 151st day after the completion of the Transaction.

Pursuant to relief granted by the SEC in light of the COVID-19 pandemic (the “Order”) and a determination by the Board that reliance on the Order was appropriate due to circumstances related to the current or potential effects of COVID-19, the August 17, 2021 meeting was held by videoconference. At this Board meeting and throughout the consideration process, the Board, including a majority of the Independent Managers, was advised by counsel.

In advance of the August 17, 2021 meeting, the Board requested and received materials from Corbin to assist them in considering the approval of the Advisory Agreements. The Board did not consider any single factor as controlling in determining whether or not to approve the Advisory Agreements, nor are the items described herein all-encompassing of the matters considered by the Board.

The Board engaged in a detailed discussion of the materials with management of Corbin. The Independent Managers then met separately with independent counsel to the Independent Managers for a full review of the materials. Following this session, the full Board reconvened and after further discussion determined that the information presented provided a sufficient basis upon which to approve the Advisory Agreements.

Nature, Extent and Quality of Service

The Board reviewed and considered that the nature and extent of the investment advisory services to be provided by Corbin to the Fund under the Advisory Agreements, including the selection of Fund investments. The Board noted that the services would be the same as the services provided under the Original Advisory Agreement. The Board also considered that the Transaction was not expected to affect the nature, extent and quality of the services to be provided by Corbin under the terms of the Advisory Agreements. The Board reviewed and considered the nature and extent of the non-advisory, administrative services provided by the Adviser to the Fund, including, among other things, providing office facilities, equipment, and personnel. The Board also reviewed and considered the qualifications of the portfolio managers and key personnel of the Adviser who provide investment advisory and administrative services to the Fund. The Board determined that the Adviser’s portfolio managers and key personnel are well-qualified by education and/or training and experience to perform the services for the Fund in an efficient and professional manner. The Board also took into account the Adviser’s compliance policies and procedures, including the procedures used to determine the value of the Fund's investments. The Board concluded that the overall quality of the advisory and administrative services provided to the Fund was satisfactory.

Performance

The Board considered the investment performance of Corbin with respect to the Fund and its predecessor fund as compared to the performance of several key indices during each year since 2007 and year-to-date through June 30, 2021. The Board also considered the overall performance of the Fund, noting that Corbin did not currently manage any other registered funds that are comparable to the Fund. The Board concluded that the performance of the Fund was satisfactory. The Board agreed that the Transaction was not expected to cause any changes that were or could be expected to materially affect the performance of the Fund.

Fees and Expenses

The Board considered the advisory fee rate and total expense ratio of the Fund under the Original Advisory Agreement as compared to the advisory fee rate and total expense rate assuming the approval of the Advisory Agreements. The Board considered that the advisory fee rate that the Fund pays Corbin would not change under the Advisory Agreements (although the fees will be held in escrow during the term of the Interim Agreement, if applicable). The Board concluded that the management fees paid by the Fund and the total expense ratio were reasonable and satisfactory in light of the services provided.

Breakpoints and Economies of Scale

The Board reviewed the structure of the Fund’s investment management under the Advisory Agreements. The Board considered the Fund’s management fees and concluded that the fees were reasonable and satisfactory in light of the services provided. The Board also determined that, given the Fund’s current size, economies of scale were not present at this time.

Profitability, Ancillary Benefits and Other Factors

The Board considered and reviewed information concerning the costs incurred and profits realized by the Adviser from its relationships with the Fund. The Board also reviewed the Adviser’s financial condition. The Board determined that the Adviser’s compensation was reasonable and that its financial condition continued to be stable.

After receiving adequate information, the Board was satisfied that the Transaction would not result in any adverse consequences for the Fund. The Board noted representations from Corbin that the Transaction was not expected to result in any changes to the services it provides to the Fund, or the personnel providing those services.

Conclusion

Based on its consideration of all factors that it deemed material, and assisted by the advice of its counsel, the Board concluded it would be in the best interest of the Fund and its shareholders to approve the New Advisory Agreement.

Terms of the Original and New Advisory Agreements

The Original Advisory Agreement was initially approved by the Board at an in-person meeting on February 28, 2019 and continued in effect for an initial two-year term. The Current Advisory Agreement was last approved by the Board at a meeting held on June 2-3, 2021. The Current Advisory Agreement was last submitted for Member approval when it was initially approved by Members at a special meeting held on April 30, 2019.

A copy of the New Advisory Agreement is attached hereto as Exhibit A. The following description of the New Advisory Agreement is only a summary. You should refer to Exhibit A for the New Advisory Agreement. The investment advisory services to be provided by Corbin under the New Advisory Agreement and the fee structure are identical to the services currently provided by Corbin and the fee structure under the Original Advisory Agreement.

Advisory Services. The advisory services to be provided by Corbin under the New Advisory Agreement are identical to those advisory services provided by Corbin to the Fund under the Original Advisory Agreement. Under both the Original Advisory Agreement and the New Advisory Agreement, the Adviser formulates and implements a continuous investment program for the portfolio assets of the Fund, including determining what portion of such assets will be invested or held uninvested in cash, and subject to and in accordance with (i) the investment objective and policies of the Fund set forth in the Fund’s Limited Liability Company Agreement, as amended, By-Laws and Registration Statement as from time to time in effect; (ii) the requirements applicable to registered investment companies under applicable laws, including without limitation the 1940 Act and the rules and regulations thereunder; and (iii) any written instructions which the Board may issue from time to time. The Adviser shall take whatever steps it in its sole discretion deems necessary or appropriate to implement the Fund’s investment program, including without limitation (i) researching, identifying, monitoring and evaluating potential collective investment vehicles and other investments and transactions to utilize in the management of the Fund’s assets; (ii) monitoring, evaluating and meeting with investment managers that manage any of the collective investment vehicles or other investments in which the Fund is invested; (iii) assessing the performance of the Fund’s investments; (iv) negotiating side letters; and (v) executing or arranging for the execution of any and all documents relating to the Fund’s investment program, subject to the approval of the Fund’s Board to the extent required by the 1940 Act and/or the Fund’s policies and procedures.

Compensation of Adviser. Both the New Advisory Agreement and the Original Advisory Agreement contain identical fee rates, pursuant to which the Fund pays Corbin a monthly advisory fee computed at the annual rate of 0.75% of the aggregate net assets of the Fund determined as of the last business day of the month (before the repurchase of any shares).

Duration and Termination. Both the Original Advisory Agreement and the New Advisory Agreement provide that the respective agreement will continue in effect for an initial term of two years, and thereafter, may continue in effect only if such continuance is specifically approved at least annually (a) by the vote of a majority of those Managers of the Board who are not parties to the Agreement or interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of the Fund’s Board or by vote of a majority of the outstanding voting securities of the Fund.

Both the New Advisory Agreement and the Original Advisory Agreement may be terminated at any time without payment of any penalty, by the Board or by a vote of a majority of the outstanding voting securities of the Fund, upon 60 days prior written notice to the Adviser or upon such shorter notice as may be mutually agreed upon in writing by the Fund and the Adviser. Both Agreements may also be terminated, without the payment of any penalty, by the Adviser upon 90 days prior written notice to the Fund. Both Agreements will terminate automatically and immediately in the event of its assignment.

Liability and Indemnification. Both the New Advisory Agreement and the Original Advisory Agreement provide that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, its officers, directors, partners, agents, employees and controlling persons, neither the Adviser nor the Adviser’s officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser (collectively, the “Adviser Indemnified Parties”) will be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the entering into of any transaction or for any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (collectively, “Losses”) arising out of any claim, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) asserted or threatened to be asserted by any third party (collectively, “Proceedings”).

Both Agreements provide that the Adviser shall indemnify the Fund and its affiliates, agents, directors, members of the Board, officers, employees and shareholders (the “Fund Indemnified Parties”) against, and hold them harmless from any Losses arising out of any Proceedings in so far as such Loss (or actions with respect thereto) (i) arises directly out of or is based directly upon any untrue statement of a material fact or omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in information furnished in writing to the Fund by the Adviser for use in the Fund’s Confidential Private Placement Memorandum, Registration Statement, Fund Marketing Materials or regulatory filings; (ii) arises directly out of or is based directly upon any material breach of any of the representations, warranties, covenants or obligations of the Adviser with respect to the Agreement (unless such breach is caused by one of the Fund Indemnified Parties); or (iii) arises directly out of or is based directly upon the willful misfeasance, bad faith, gross negligence or reckless disregard of duties of the Adviser in the performance of its duties under the Agreement (subsections (i), (ii) and (iii) collectively referred to herein as the “Adviser’s Disqualifying Conduct”).

Both Agreements provide that the Fund shall indemnify the Adviser and the Adviser’s officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser (collectively, the “Adviser Indemnified Parties”) against, and hold such Adviser Indemnified Parties harmless from, any and all Losses from any Proceedings arising in connection with the Adviser serving as the adviser of the Fund; provided, however, that no such indemnification will be provided to the Adviser Indemnified Parties for any Losses arising as a result of Adviser’s Disqualifying Conduct.

Information about Corbin

Corbin has its principal place of business at 590 Madison Avenue, 31st Floor, New York, NY 10022. Corbin is a Delaware limited partnership and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. As of the Record Date, Corbin is controlled by Henry A. Swieca and Glenn R. Dubin through their voting membership in Corbin Capital Partners Group, LLC, the parent company of Corbin. Upon the completion of the Transaction contemplated in this Information Statement, Corbin will be controlled by Tracy Stuart, Corbin’s chief executive officer, and Craig Bergstrom, Corbin’s chief investment officer. As of June 30, 2021, Corbin had approximately $8.7 billion in assets under management.

The following chart sets forth the name, address and principal occupation of the principal executive officers and general partner of Corbin. Each individual’s address is c/o Corbin Capital Partners, L.P., 590 Madison Avenue, New York, New York 10022.

Name	Principal Occupation at Corbin
Tracy Stuart	Chief Executive Officer
Daniel Friedman	General Counsel
Steven Carlino	Chief Financial Officer
Craig Bergstrom	Chief Investment Officer
John Maguire	Chief Compliance Officer
Corbin Capital Partners Group, LLC	General Partner

The following chart sets forth the name and address of the parent company of Corbin:

Full Legal Name	Ownership Percentage of Corbin
Corbin Capital Partners Group, LLC	50.02%

Other Advisory Clients. Corbin does not currently serve as an adviser or sub-adviser to another registered fund having a similar investment objective as that of the Fund.

Advisory Fees. During the fiscal year ended March 31, 2021, the Fund paid $707,490 to Corbin for services provided to the Fund.

As of the Record Date, no Manager of the Fund owns securities of, or has any other material direct or indirect interest in, Corbin or any person controlling, controlled by or under common control with Corbin. As of the Record Date, Tracy Stuart, Craig Bergstrom, Daniel Friedman and Robert Zellner own equity interests in Corbin and Corbin’s affiliate, Corbin Capital Partners Management, LLC.

Portfolio Management

The Fund’s portfolio management team will remain unchanged as a result of the Transaction. Corbin’s investment professionals who currently have primary responsibility for management of the Fund are as follows:

CRAIG BERGSTROM, CFA – Managing Partner and Chief Investment Officer – Mr. Bergstrom leads the Adviser’s investment team. He works on all aspects of the investment process with a special focus on implementation capabilities, co-investments and direct investing efforts, as well as new initiatives. Prior to joining the Adviser in January 2002, Mr. Bergstrom was Risk Manager at Grantham Mayo Van Otterloo & Co. LLC (“GMO”), a then $20+ billion institutional investment management firm, where he had responsibilities for market risk management, hedge fund product development and derivatives strategy. Prior to joining GMO, he was a Vice President in the Equity Derivatives group at Salomon Smith Barney, and previously worked in the Equity Structured Products group at Morgan Stanley. Mr. Bergstrom graduated from Dartmouth College with a B.A. in Government and was awarded the CFA charter in 1997.

ROBERT ZELLNER – Senior Partner and Deputy Chief Investment Officer – Mr. Zellner leads the portfolio construction process for commingled fund-of-funds products. He is also responsible for research on global macro strategies, and covers corporate and asset-backed credit strategies. Prior to joining the Adviser in April 2005, Mr. Zellner worked with Optima Fund Management in New York as a Vice President of Research focusing on manager research and due diligence for Optima’s fund-of-funds products. Previously, Mr. Zellner spent six years at BlackRock Financial Management (“BlackRock”), most recently as a Vice President in the Fixed Income Portfolio Analytics Group, where he advised on many of BlackRock’s top mortgage banking relationships. Mr. Zellner graduated from Princeton University, where he received an A.B. in Economics with a Certificate in Political Economy.

Additional Information

Share Ownership Information

This Information Statement is being provided to Members of record of the Fund as of the Record Date specified above. As of the Record Date, the following shares of each class of the Fund were outstanding:

Corbin Multi-Strategy Fund, LLC	Shares Outstanding
Class A	49,987
Class I	800,361

As of the Record Date, the following named persons at the addresses shown below were the record or beneficial owners of approximately 5% or more of the total outstanding shares of each class of the Fund as indicated below:

Member Name and Address	Number of Shares Owned	Percentage of Class Shares Owned
Class A Shares
Burgers Employees PSP c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	6,573	13.15% (Beneficial Ownership)
Mary Pat Resch (IRA) WFCS as Custodian c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	4,780	9.56% (Beneficial Ownership)
Robert S. Phifer IRA c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	4,463	8.93% (Beneficial Ownership)
Douglas Huschka IRA c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	4,116	8.23% (Beneficial Ownership)
Manual C Pun IRA c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	3,910	7.82% (Beneficial Ownership)
Harry Richard Fruehauf Jr Trust c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	3,808	7.62% (Beneficial Ownership)
Portsmouth General Hospital Foundation c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	3,772	7.54% (Beneficial Ownership)
Sandra Sandivo c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	2,538	5.08% (Beneficial Ownership)
Class I Shares
Wells Fargo Bank, N.A. FBO Various Accounts 101 North Phillips Avenue Sioux Falls, SD 57104	710,641	88.79% (Record Ownership)

As of the Record Date, the Fund’s directors and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund. The Fund made no brokerage commission payments to affiliated persons for the fiscal year ended March 31, 2021.

Investment Adviser

Corbin is a Delaware limited partnership and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Corbin also serves, or may serve, as investment adviser or sub-adviser to private investment funds, other registered investment companies, managed accounts and other investment vehicles or structures. Corbin maintains its principal business address at 590 Madison Avenue, 31st Floor, New York, New York 10022.

Placement Agent

The placement agent and wholesale agent for the Fund is UMB Distribution Services, LLC. The principal place of business of UMB Distribution Services, LLC is 235 W. Galena Street, Milwaukee, WI 53212.

Administrator

UMB Fund Services, Inc. (“UMB”), located at 235 West Galena Street, Milwaukee, WI 53212, serves as the Fund’s administrator and provides administrative services to assist with the Fund’s operational needs, including performing all actions related to the issuance and repurchase of shares of the Fund. UMB also serves as the Fund’s transfer agent and registrar. UMB Bank, n.a., located at 1010 Grand Blvd., Kansas City, MO 64106, serves as Fund’s custodian. The Fund’s custodian is an affiliate of UMB.

Annual and Semi-Annual Reports

The Fund will furnish, without charge, a copy of the annual report and the most recent semi-annual report succeeding the annual report, to a Member upon request. To request a report, please contact the Fund by calling (886) 626-7246 or writing to c/o UMB Fund Services, 235 West Galena Street, Milwaukee, WI 53212.

Procedures for Member Communications with the Board

Members may send communications to the Board of Managers of the Fund. Members should send communications intended for the Board of Managers by addressing the communication directly to the Board of Managers (or individual Manager(s)) and/or otherwise clearly indicating in the salutation that the communication is for the Board of Managers (or individual Managers(s)) and by sending the communication to the Fund’s address for the Manager(s) at c/o Corbin Multi-Strategy Fund, LLC, 235 W. Galena Street, Milwaukee, WI 53212. Other Member communications received by the Fund not directly addressed and sent to the Board of Managers will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based on the matters contained therein.

Member Proposals

The Fund does not intend to hold meetings of Members except to the extent that such meetings may be required under the 1940 Act or state law. Under the Fund’s Second Amended and Restated Limited Liability Company Agreement, special meetings of Members may be called by the Managers. To the extent required by the 1940 Act, special meetings of Members for the purpose of removing one or more Managers will be called by the Managers upon the written request of Members owning at least 25% of the outstanding shares of all classes entitled to vote.

Householding Information

“Householding” is the term used to describe the practice of delivering one copy of a document to a household of members instead of delivering one copy of a document to each member in the household. Members who share a common address and who have not opted out of the householding process should receive a single copy of the Information Statement together. If you received more than one copy of the Information Statement, you may elect to household in the future; if you received a single copy of the Information Statement, you may opt out of householding in the future; and you may, in any event, obtain an additional copy of this Information Statement by calling (886) 626-7246 or writing to the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212.

By Order of the Board of Managers

Name:
Title:
Date: [ ]

EXHIBIT A

ADVISORY AGREEMENT

ADVISORY AGREEMENT (this “Agreement”) effective as of the [___] day of [______], 2021 (the “Effective Date”), by and between Corbin Capital Partners, L.P. (the “Adviser”) and Corbin Multi-Strategy Fund, LLC (f/k/a “GAI Corbin Multi-Strategy Fund, LLC”) (the “Fund”), a Delaware limited liability company.

WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), is engaged in the business of rendering investment advisory services to clients; and

WHEREAS, the Fund and the Adviser desire to enter into an agreement to provide for investment advisory services to the Fund upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1. Employment of the Adviser. The Fund hereby appoints the Adviser, subject to the supervision of the Board of Managers of the Fund (the “Board”) and the terms of this Agreement, as the investment adviser for the Fund. The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date. The Adviser will be an independent contractor and will have no authority to act for or represent the Fund in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Fund and the Adviser.

2. Authority of, Obligations of and Services to be Provided by the Adviser. The Adviser is hereby granted the following authority and undertakes to provide the following services and to assume the following obligations:

a. Subject to the general supervision of the Board and the terms of this Agreement, the Adviser may, except as noted below, select and contract with one or more investment sub-advisers (“Sub-advisers”) to manage the investments and determine the composition of the assets of the Fund; provided, that any contract with a Sub-adviser (a “Sub-advisory Agreement”) shall be in compliance with and approved as required by the Investment Company Act of 1940, as amended (the “1940 Act”), except for such exemptions therefrom as may be granted to the Fund or the Adviser. Subject always to the direction and control of Board, the Adviser will monitor the - management of the Fund’s investment operations in accordance with the investment objectives and related investment policies, as set forth in the Fund’s registration statement with the Securities and Exchange Commission, and review and report to the Board on the performance of such Sub-adviser.

b. The Adviser shall formulate and implement a continuous investment program for the portfolio assets of the Fund, including determining what portion of such assets will be invested or held uninvested in cash, and subject to and in accordance with (i) the investment objective and policies of the Fund set forth in the Fund’s Limited Liability Company Agreement, as amended, By-Laws and registration statement (“Registration Statement”) as from time to time in effect (collectively, the “Governing Documents”); (ii) the requirements applicable to registered investment companies under applicable laws, including without limitation the 1940 Act and the rules and regulations thereunder; and (iii) any written instructions which the Board may issue from time to time. The Adviser also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Board as from time to time in effect and communicated in writing to the Adviser (the “Procedures”). The Fund has provided to the Adviser copies of all current Governing Documents and current Procedures and shall promptly provide to the Adviser any amendments or supplements thereto. The Fund shall provide reasonable advance notice to the Adviser of any changes to the Governing Documents or the Procedures and provide a reasonable time period for the Adviser to comply with any such changes to the Governing Documents or the Procedures. The Fund shall timely furnish the Adviser with such additional information as may be reasonably necessary for or reasonably requested by the Adviser to perform its responsibilities pursuant to this Agreement.

The Adviser shall render such reports to the Board and the Fund as it may reasonably request concerning the investment activities of the Fund, including, without limitation, reporting promptly all information necessary for the Fund to comply with the Fund’s proxy voting disclosure regulatory requirements. The Adviser shall vote proxies and make other voting and consent determinations with respect to the Fund’s investments in collective investment vehicles and other issuers or will delegate such authority to a Sub-adviser.

c. The Adviser shall take whatever steps it in its sole discretion deems necessary or appropriate to implement the Fund’s investment program, including without limitation (i) researching, identifying, monitoring and evaluating potential collective investment vehicles and other investments and transactions (collectively, “Potential Investments”) to utilize in the management of the Fund’s assets; (ii) monitoring, evaluating and meeting with investment managers that manage any of the collective investment vehicles or other investments in which the Fund is invested; (iii) assessing the performance of the Fund’s investments; (iv) negotiating side letters; and (v) executing or arranging for the execution of any and all documents relating to the Fund’s investment program, subject to the approval of the Fund’s Board to the extent required by the 1940 Act and/or the Fund’s policies and procedures. The Fund and the Adviser shall timely provide to each other all information and documentation that the parties mutually agree are necessary or appropriate for the Adviser or the Fund, as applicable, to fulfill its obligations under this Agreement. In addition, the Adviser agrees to timely provide to the Fund’s independent accountants the information and documentation in its possession or that it can obtain without undue burden that the Fund’s independent accountants may reasonably require to fulfill their obligations to the Fund.

d. The Adviser shall be responsible for regular monitoring of the investment activities and portfolio holdings associated with the portfolio assets of the Fund to ensure compliance with the Governing Documents, Procedures and applicable law. The Adviser shall also be responsible for certain compliance matters (y) as agreed to by the parties hereto and as further described in compliance memoranda provided by the Fund’s Chief Compliance Officer to the Adviser; and/or (z) as set forth in Procedures. The Adviser shall regularly monitor the investment activities and portfolio holdings of the Fund so that the Adviser can meet its compliance and legal obligations in connection with the services being provided hereunder.

e. To the extent provided in the Fund’s Registration Statement, as such Registration Statement may be amended from time to time and in accordance with the Procedures and practices as may be adopted by the Board, the Adviser shall, in the name of the Fund, be responsible for placing orders for the execution of portfolio transactions when applicable, including with respect to any securities directly held by the Fund or transactions entered into directly by the Fund, with or through such brokers, dealers or other financial institutions as the Adviser may reasonably select, including affiliates of the Adviser. The Adviser will establish and maintain brokerage and other accounts for the Fund as the Adviser deems advisable to allow for the purchase or sale of various forms of securities and other financial instruments pursuant to this Agreement. The Adviser shall use commercially reasonable efforts to obtain the most favorable price and execution on all portfolio transactions executed on behalf of the Fund, provided that, so long as the Adviser has complied with Section 28(e) of the Securities Exchange Act of 1934 and the Procedures, the Adviser may cause the Fund to pay a commission on a transaction in excess of the amount of commission another broker-dealer would have charged. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Adviser, the Adviser may aggregate the securities to be so purchased or sold with other orders for other clients of the Adviser. In such event, allocation of the securities so purchased or sold, as well as of the fees and expenses incurred in the transaction, will be made by the Adviser consistent with the Procedures and in the manner it in its sole discretion considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

f. The Adviser (i) shall maintain such books and records with respect to the Fund as are required by law, including without limitation the Advisers Act, and the rules and regulations thereunder, and, to the extent mutually agreed upon in writing by the parties hereto, the 1940 Act and the rules and regulations thereunder; (ii) shall render to the Board such periodic and special reports as the Board may reasonably request; (iii) shall meet with any persons at the reasonable request of the Board or the Fund for the purpose of reviewing the Adviser’s performance under this Agreement at reasonable times and upon reasonable advance written notice; and (iv) shall determine the fair value of securities held by the Fund in accordance with the Governing Documents, Procedures and applicable law. The Adviser will promptly provide to the Fund, at the Fund’s cost and expense, a copy of any of such records upon the Fund’s request and shall make all such books and records available for inspection and use by the Securities and Exchange Commission (“SEC”) or the Fund at all reasonable times. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

At the close of each business day, the Adviser shall provide to the Fund’s custodian and the Fund’s administrator information relating to all transactions concerning the Fund’s assets, to the extent such information is not otherwise available to such persons.

g. Subject to the provisions of this Agreement, the Adviser shall bear its expenses of providing services pursuant to this Agreement.

h. The Adviser shall timely provide to the Fund all information and documentation it may reasonably request as necessary in connection with the compliance by the Fund with the requirements of any applicable law as follows: (i) for the sole purpose of the Fund’s verification of the due diligence processes undertaken by the Adviser in connection with Potential Investments or existing investments, materials collected or used by the Adviser in the performance of its due diligence on Potential Investments or existing investments, which the Adviser may redact in its sole discretion, including without limitation with respect to any of its proprietary analysis contained therein or with respect to records related to any background checks contained therein; provided, however, that the Fund will be provided with access to such materials only at the Adviser’s offices or other location mutually agreeable to the parties hereto; (ii) documentation specifically requested by regulatory entities related to Potential Investments or existing investments; (iii) information and commentary for the Fund’s annual and semi-annual reports, in a form agreed upon by the Adviser and the Fund, including a discussion of factors that the Adviser believes materially affected the performance of the Fund, including the relevant market conditions and the investment techniques and strategies used; (iv) certifications, in a form agreed upon by the Adviser and the Fund related to the Adviser’s management of the Fund in order to support the Fund’s filings on Form N-CSR, Form N-Q, Form N-PORT and other applicable forms, and the Fund’s Principal Executive Officer’s and Principal Financial Officer’s certifications under Rule 30a-2 under the 1940 Act; (v) a quarterly certification with respect to compliance matters related to the Adviser, in a form agreed upon by the Adviser and the Fund from time to time; and (vi) an annual certification from the Adviser’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Advisers Act, with respect to the design and operation of the Adviser’s compliance program, in a form agreed upon by the Adviser and the Fund.

i. The Adviser shall provide the Fund such information relating to the Adviser, its personnel and its investment advisory activities as reasonably requested in connection with the preparation of any amendments to the Confidential Private Placement Memorandum of the Fund and ancillary sales and marketing materials prepared by the distributors for the Fund, and participate, at the reasonable request of the Fund and as mutually agreed to by the parties, in educational meetings with placement agents and other intermediaries about portfolio management and investment-related matters of the Fund; provided, however, that the Adviser shall not be responsible for any statements contained in the Confidential Private Placement Memorandum of the Fund or any sales or marketing materials, or for any omission of information from any of the foregoing, except to the extent that any such statements or omissions are attributable to a material misstatement or material omission in information provided to the Fund by the Adviser specifically for inclusion in the Confidential Private Placement Memorandum of the Fund or in sales or marketing materials of the Fund.

j. In fulfilling its obligations to manage the investments of the Fund, the Adviser will furnish, at its expense: (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully; and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding any such services that are the subject of a separate agreement as may from time to time be in effect between the Fund and the Adviser or another party). For the avoidance of doubt, the Adviser will not bear responsibility for the monitoring or supervision of any custodian, administrator, credit provider or other service provider selected by the Fund.

k. In addition to negotiating and contracting with one or more Sub-advisers, as set forth in section (2)(a) of this Agreement, the Adviser will pay the compensation of the President, Treasurer and members of the Board, if any, who are also directors, officers or employees of the Adviser or its affiliates.

3. Compensation of the Adviser; Expenses Assumed by the Fund.

a. In full consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser, a fee at the annual rate of 0.75% of the aggregate net asset value of outstanding units of the Fund determined as of the last day of that month (before any repurchases of units). Such fee shall be paid monthly to the Adviser, generally within 45 days after the applicable month-end. If the Adviser shall serve for less than the whole of any calendar month, the foregoing compensation shall be prorated.

b. The Fund will pay all expenses of its organization, operations and business not specifically assumed or agreed to be paid by the Adviser, as provided in this Agreement. Without limiting the generality of the foregoing, the Fund will pay or arrange for the payment those expenses included on the Appendix annexed hereto.

4. Marketing Materials, Use of Names and Track Record.

a. During the term of this Agreement, the Fund shall have a royalty-free license to use the names “Corbin”, “Corbin Capital Partners” or any combination or derivation thereof in the name of the Fund, and the Fund and the distributor of interests in the Fund shall be authorized to refer to and to include information relating to Corbin Capital Partners, L.P. in written materials used in marketing materials relating to the Fund and in written communications to members of the Fund (“Fund Marketing Materials”); provided, however, that the use of any references to and information relating to Corbin Capital Partners, L.P. or any of its employees or agents (“Corbin Specific Information”) in Fund Marketing Materials shall be subject to prior approval of the Adviser; provided further, that if during the term of this Agreement, the Adviser fails to comment in writing (including via e-mail) by the third full business day after delivery of materials that require Adviser approval, the Adviser will be deemed to have granted consent on the third full business day following delivery of such materials to Adviser for approval; provided further that repeated consent by the Adviser shall not be required for repeated use of Corbin Specific Information in substantially the same format and in substantially the same context as has previously been approved by the Adviser. The Fund and its agents shall cease to use the names “Corbin” and “Corbin Capital Partners, L.P.” and any derivations thereof promptly upon: (i) termination of this Agreement unless, effective upon termination, the Fund enters into another adviser agreement with the Adviser; or (ii) receipt of notice from the Adviser to cease such use in the event of regulatory or legal issues not caused by the Adviser affecting the Fund that the Adviser believes, in its reasonable judgment, would reasonably be expected to adversely affect the reputation of the Adviser, any of its affiliates, or any of the funds managed by the Adviser. In such event, after discussion with the Board of the Fund, and if requested by the Adviser, the Fund shall promptly amend, and, if necessary, file such amendment to, any applicable organizational document (including the Confidential Private Placement Memorandum of the Fund), changing its name so that the name “Corbin” or “Corbin Capital Partners” or any combination or derivation thereof is not included in the name of the Fund or otherwise used by the Fund or any distributors of the Fund.

Notwithstanding the foregoing, the parties agree that in the event this Agreement is terminated and the Fund continues to operate, the Fund may continue to refer to “Corbin”, “Corbin Capital Partners” or a combination or derivation thereof in the Confidential Private Placement Memorandum of the Fund and in Fund Marketing Materials to reflect the Adviser’s past role as the Fund’s adviser.

b. During the term of the Agreement and after its termination, the Adviser shall not use the name of the Fund or any derivation thereof in any material relating to the Adviser in any manner not approved prior thereto in writing by the Fund provided, however, that with respect to the use of the Fund’s name or derivation thereof, during the term of this Agreement, if the Fund fails to comment in writing (including via e-mail) by the end of the third full business day after delivery of such materials or templates that require the Fund’s approval, the Fund will be deemed to have granted consent on the third full business day following delivery of such materials to the Fund for approval. For the avoidance of doubt, the Adviser shall not be obligated to repeatedly seek consent from the Fund in instances where prior consent for the use of substantially similar materials by the Adviser has been previously provided by the Fund.

c. The Adviser may use the track record of the Fund and any other performance related data produced by the Adviser with respect to the Fund without the Fund’s consent provided that the Fund is not specifically identified by name. If the Adviser wishes to identify the Fund by name when using the track record of the Fund and any other performance related data with respect to the Fund, the Fund’s approval shall be required in accordance with Section 4(b) above.

5. Liability and Indemnification.

a. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, its officers, directors, partners, agents, employees and controlling persons, neither the Adviser nor any of the Adviser Indemnified Parties (as defined below) will be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the entering into of any transaction or for any Losses (as defined below) arising out of any Proceedings (as defined below).

b. The Adviser acknowledges that it has received notice of and accepts the limitations upon the Fund’s liability set forth in the Limited Liability Company Agreement, as amended. The Adviser agrees that any of the Fund’s obligations shall be limited to the assets of the Fund and that the Adviser shall not seek satisfaction of any such obligation from the unit holders of the Fund nor from any member, officer or employee of the Fund.

c. The Adviser shall indemnify the Fund and its affiliates, agents, directors, members of the Board, officers, employees and shareholders (the “Fund Indemnified Parties”) against, and hold them harmless from, any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (collectively, “Losses”) arising out of any claim, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) asserted or threatened to be asserted by any third party (collectively, “Proceedings”) in so far as such Loss (or actions with respect thereto) (i) arises directly out of or is based directly upon any untrue statement of a material fact or omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in information furnished in writing to the Fund by the Adviser for use in the Fund’s Confidential Private Placement Memorandum, Registration Statement, Fund Marketing Materials or regulatory filings; (ii) arises directly out of or is based directly upon any material breach of any of the representations, warranties, covenants or obligations of the Adviser with respect to this Agreement (unless such breach is caused by one of the Fund Indemnified Parties); or (iii) arises directly out of or is based directly upon the willful misfeasance, bad faith, gross negligence or reckless disregard of duties of the Adviser in the performance of its duties under this Agreement (subsections (i), (ii) and (iii) collectively referred to herein as the “Adviser’s Disqualifying Conduct”).

d. The Fund shall indemnify the Adviser and the Adviser’s officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser (collectively, the “Adviser Indemnified Parties” and, together with the Fund Indemnified Parties, the “Indemnified Parties”) against, and hold such Adviser Indemnified Parties harmless from, any and all Losses from any Proceedings arising in connection with the Adviser serving as the adviser of the Fund; provided, however, that no such indemnification will be provided to the Adviser Indemnified Parties for any Losses arising as a result of Adviser Disqualifying Conduct. The Fund shall indemnify each affiliated person (as defined by the 1940 Act) of the Adviser (and each affiliated person of such a person) who may be deemed to be a controlling person (as defined by the 1940 Act and/or within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act")) of the Fund (each such person, a “Controlling Person”) against, and hold each Controlling Person harmless from, any and all Losses insofar as such Losses arise in connection with any Proceeding based on any such person’s status as a Controlling Person and relate to any violation (or an alleged violation) of the federal securities laws; provided that (i) such Controlling Person has not otherwise received payment for such Losses under any insurance policy, contract, agreement or otherwise; (ii) such Losses are not the direct result of such Controlling Person’s willful misfeasance, bad faith, gross negligence, or untrue statement of a material fact or omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in information furnished in writing to the Fund by the Adviser for use in the Registration Statement, the Confidential Private Placement Memorandum or Fund Marketing Materials; and (iii) such Losses are not the result of the Adviser’s Disqualifying Conduct. To the extent that a Controlling Person is entitled to indemnification pursuant to the second sentence of this sub-section d. in connection with any Proceeding, such indemnification shall take precedence over indemnification by the Fund of any person (including the indemnification of any Controlling Person) pursuant to the first sentence of this sub-section d. in connection with the same Proceeding.

e. In the event that any party hereto is or becomes a party to any action or proceeding in respect of which it may be entitled to seek indemnification hereunder (“indemnitee”), the indemnitee shall promptly notify any other party from whom the indemnitee may seek indemnification hereunder (“indemnitor”); provided that failure by the indemnitee to give such notice shall not relieve indemnitor from any of its obligations hereunder, except to the extent that failure by the indemnitee to give such notice prejudices the indemnitor. The indemnitor shall be entitled to participate in any such suit or proceeding and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to the indemnitee. Notwithstanding the preceding sentence, the indemnitee shall be entitled to employ counsel separate from the indemnitor’s counsel and from any other party in such action if the indemnitee determines in good faith that a conflict of interest exists which makes counsel chosen by the indemnitor not advisable or if the indemnitee reasonably determines that the indemnitor’s assumption of the defense does not adequately represent the indemnitee’s interest. In such event the indemnitor will pay the fees and disbursements of such separate counsel, but in no event shall the indemnitor be liable for the fees and expenses of more than one counsel for the indemnitee in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

f. The termination of a Proceeding by settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an indemnitee’s acts, omissions or alleged acts or omissions were primarily attributable to the bad faith, gross negligence or willful misconduct of such indemnitee.

g. The indemnitor shall not be liable hereunder for any settlement of any action or claim effected without its written consent thereto and such consent shall not be unreasonably withheld.

6. Certain Conflicts. The Adviser will not receive any compensation from any investment manager that manages an investment vehicle that the Adviser recommends to the Fund as a result of or in connection with such recommendation without first notifying the Fund of such compensation arrangement. The Fund understands that the investments made by the Fund may not achieve positive or acceptable results and that the Fund may not achieve its investment objectives and that it is possible that losses may be incurred with respect to such investments, which individually or collectively may be significant or complete.

7. Adviser Insurance. The Adviser agrees that it will maintain at its own expense an Errors and Omissions insurance policy with respect to the Adviser in an amount not less than $5 million and Commercial General Liability insurance in a commercially reasonable amount. The minimum required amounts set forth in this insurance provision are not to be construed as a limitation on the Adviser’s liability under this Agreement. Any and all deductibles specified in the above-referenced insurance policies shall be assumed by the Adviser.

8. Custodian. The Fund’s assets shall be maintained in the custody of its custodian. The Adviser shall cause any assets added to the Fund to be delivered directly to the Fund’s custodian. The Adviser shall have no liability for the acts or omissions of any such custodian or for the Fund’s dealings therewith.

9. Representations of the Adviser. The Adviser represents, warrants and further covenants as follows:

a. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and is qualified in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b. It has full power and authority to enter into this Agreement and to perform its obligations under this Agreement.

c. This Agreement has been duly and validly authorized, executed, and delivered by it and is enforceable against it in accordance with its terms.

d. The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, detect violations that have occurred, and correct promptly any violations that have occurred, and will provide notice promptly to the Fund of any material violations relating to the Fund; (v) has materially met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency; and (vi) will promptly notify the Fund of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act.

e. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act with respect to its investment advisory activities related to the Fund (the “Code”) and will provide the Fund with a copy of the Code. The Adviser will provide the Board with any material changes to the Code and, in accordance with Rule 17j-1, shall obtain Board approval of any such changes. As part of the quarterly certification specified in Section 2(h)(v) a duly authorized officer of the Adviser shall certify to the Fund that the Adviser, including its personnel, has complied with the requirements of Rule 17j-1 during the previous calendar quarter and that there has been no material violation of the Code or, if such a violation has occurred, that appropriate action was taken in response to such violation. The Adviser will report quarterly, in reasonable detail, any material violations of law or the Adviser’s code of ethics related to the Fund and the action taken in response to such violations.

f. To the best of its knowledge, there are no material pending, threatened, or contemplated actions, suits, proceedings, or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its directors, officers, employees, partners, shareholders, members or principals, or any of its affiliates is a party or to which it or its affiliates or any of its or its affiliates’ assets are subject which would in each case reasonably be expected to result in a material adverse effect on the Adviser’s ability to provide services to the Fund, nor has the Adviser or any of its affiliates received any notice of an investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of its or their activities which in each case would reasonably be expected to result in a material adverse effect on the Adviser’s ability to provide services to the Fund, or a material adverse change in the Adviser's financial or business prospects, or in each case would reasonably be expected to materially impair the Adviser's ability to discharge its obligations under this Agreement.

g. It has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to act as investment adviser to the Fund and it will obtain and maintain any such required licenses, registrations, memberships, and approvals.

h. The Adviser shall provide the Fund with a copy of its Form ADV Part 2 and promptly furnish a copy of all material amendments thereto to the Fund.

i. The Adviser shall promptly notify the Fund of any changes in the key personnel who are either the portfolio manager(s) responsible for the Fund or the principal executive officers of the Adviser, or if there is otherwise an actual change in control or management of the Adviser.

j. The information provided by the Adviser to the Fund in writing shall not, to the knowledge of the Adviser and when taken together with all other information communicated by the Adviser to the Fund, contain an untrue statement of a material fact or omit to state a material fact necessary to make the information not misleading.

k. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties in this Agreement inaccurate or incomplete in any material respect, it will provide prompt written notification to the Fund of such fact, omission, event, or change of circumstance, and the facts related thereto, and it is agreed that the failure to provide such notification of the failure to continue to be in compliance with the foregoing representations and warranties shall be deemed a material breach of this Agreement.

10. Renewal, Termination and Amendment. This Agreement shall have an initial term of two years from the date hereof and shall continue in effect from year to year thereafter provided that such continuance is specifically approved annually either by the Board or by vote of a majority of outstanding voting securities of the Fund and provided that in either event such continuance shall also be approved by vote of the members of the Board who are not interested persons of the Fund (as defined in the 1940 Act) or of any person party to this Agreement, cast in person at a meeting called for the purpose of such approval.

This Agreement may be terminated at any time without payment of any penalty, by the Board or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days prior written notice to the Adviser or upon such shorter notice as may be mutually agreed upon in writing by the parties hereto. This Agreement may also be terminated, without the payment of any penalty, by the Adviser upon 90 days prior written notice to the Fund. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act and the rules thereunder. This Agreement may be amended at any time in writing with the mutual written consent of both parties, and, if required by applicable Securities and Exchange Commission rules and regulations, a vote of a majority of the Fund’s outstanding voting securities.

If the unitholders of the Fund fail to approve this Agreement or any continuance of the Agreement where such approval is required by applicable law, the Adviser will continue to act, for the compensation described herein, as investment adviser with respect to the Fund pending the required approval of the Agreement or its continuance or of any contract with the Adviser or a different adviser or other definitive action; provided, that the compensation received by the Adviser in respect of the Fund during such period is in compliance with Rule 15a-4 under the 1940 Act.

In the event of termination of this Agreement, those paragraphs of this Agreement which govern conduct of the parties’ future interactions with respect to the Adviser having provided investment management services to the Fund for the duration of this Agreement, including, but not limited to, Sections 4, 5, 11, 13, and 15 shall survive such termination of this Agreement.

11. Confidential Relationship. The Adviser agrees that it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of the Portfolio Information. As used herein “Portfolio Information” means information of the Fund or the Adviser that is received by a party hereto in connection with this Agreement, and information with regard to the portfolio holdings, investment activity and characteristics of the Fund. The Adviser will restrict access to the Portfolio Information to those employees of the Adviser or its affiliates or agents who will use it only for purposes reasonably related to the provision of services to the Fund, and the Adviser will be obligated to ensure that it is used only for such purposes. The foregoing shall not prevent the Adviser from disclosing Portfolio Information that is (1) publicly known or becomes publicly known through no unauthorized act of the Adviser or breach of any obligation by the Adviser, (2) rightfully received from a third party which is not subject to any obligation (whether contractual, legal, fiduciary or other) of confidentiality, (3) approved in writing by the Fund for disclosure for a particular use or approved as set forth in Section 4 hereto with respect to marketing materials, or proper use of names and track record as further described in Section 4, (4) required to be disclosed pursuant to a requirement or a request from a court, governmental or other agency or law so long as the Adviser provides the Fund with prompt written notice of such requirement as soon as practicable if permissible, and in such case, such Portfolio Information may be disclosed only to such court, governmental or other agency or regulatory body (for the avoidance of doubt this limited disclosure right shall apply irrespective of any required approvals pursuant to Section 4 hereto in connection with the use of marketing materials, names and track record information by the parties), or (5) disclosed in accordance with the Fund’s policy for disseminating portfolio holdings as disclosed in the Fund’s then current Registration Statement.

12. Notices. Any notice under this Agreement must be given in writing as provided below or to another address as either party may designate in writing to the other.

Adviser:

General Counsel

Corbin Capital Partners, L.P.

590 Madison Avenue, 31st Floor

New York, NY 10022

E-mail: notices@corbincapital.com

Fund:

Corbin Multi-Strategy Fund, LLC

c/o UMB Fund Services, Inc.

Attn: Regulatory Administration

235 West Galena Street

Milwaukee, WI 53212

Facsimile: (414) 271-9717

Telephone: (414) 299-2000

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, in whole or in part, by any court, statute, rule or otherwise, such provision (or portion thereof) shall be deemed modified to the minimum extent necessary so that such provision (or portion thereof), as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and jurisdiction, and in each case to no other, so as to achieve the intent expressed herein to the greatest extent possible with respect to such provision and in the jurisdiction in question. Further, the other provisions shall remain unaffected and shall continue in full force and effect, provided that the Agreement, as so modified, continues to express the original intent of the parties and modification of the invalid or unenforceable provision will not substantially impair the respective rights and obligations of the parties, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

14. Business Continuity. The Adviser shall provide reasonable facilities and arrangements for business continuity, disaster recovery and backup capabilities through which the Adviser will be able to perform its obligations hereunder with minimal disruptions or delays. Upon request, the Adviser shall provide to the Fund summaries of the Adviser's written business continuity, disaster recovery and backup plan and agrees to provide, upon request of the Fund, notice of any material deficiencies discovered in connection with the testing of such plan.

15. Miscellaneous. This Agreement constitutes the entire agreement among the parties hereto and supersedes all other agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof. Each party agrees to perform such further actions and execute such further documents as are reasonably necessary to effectuate the purposes hereof. To the extent that state law is not preempted by the provisions of any law of the United States of America, all matters arising under or related to this Agreement shall be governed by, construed, interpreted and enforced in accordance with the internal laws of the State of New York. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any party hereto without the consent of the other party. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CORBIN MULTI-STRATEGY FUND, LLC

By:
Name:
Title:

CORBIN CAPITAL PARTNERS, L.P.

By:
Name:	Daniel Friedman
Title:	General Counsel

APPENDIX

a. Edgarization, Printing and Mailing. — Costs of edgarization, printing and mailing (i) all registration statements (including all amendments thereto) and prospectuses/statements of additional information (including all supplements thereto), all annual, semiannual and periodic reports to unitholders of the Fund, regulatory authorities or others, (ii) all notices and proxy solicitation materials furnished to unitholders of the Fund or regulatory authorities and (iii) all tax returns;

b. Compensation of Officers and Board members. — Compensation of the officers and members of the Board (other than persons serving as President or member of the Board, or as any other officer of the Fund, who are also directors, officers or employees of the Adviser or its affiliates);

c. Registration and Filing Fees. — Registration, filing, blue-sky and other fees in connection with requirements of regulatory authorities, including, without limitation, all fees and expenses of registering and maintaining the registration of the Fund under the 1940 Act;

d. Custodial Services. — The charges and expenses of the custodian appointed by the Fund for custodial services;

e. Accounting Fees. — The charges and expenses of the independent accountants retained by the Fund;

f. Legal, Accounting and Administrative Services. — The charges and expenses of the Adviser or any other party pursuant to any separate contract with the Fund from time to time in effect with respect to the provision of legal services (including registering and qualifying the Fund’s shares with regulatory authorities), as well as accounting, administrative and any other non-investment related services.

g. Transfer, Bookkeeping and Dividend Disbursing Agents. — The charges and expenses of any transfer, bookkeeping and dividend disbursing agents appointed by the Fund;

h. Commissions and Placement Fees. — Broker’s commissions, placement fees and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party;

i. Research. — Expenses related to third-party research and ongoing due diligence of pooled investment vehicles in which the Fund invests, and the managers of such pooled investment vehicles;

j. Taxes. — Taxes and corporate fees payable by the Fund to federal, state or other governmental agencies and the expenses incurred in the preparation of all tax returns;

k. Stock Certificates. — The cost of stock certificates, if any, representing shares of the Fund;

l. Membership Dues. — Association membership dues, as explicitly approved by the Board;

m. Insurance Premiums. — Insurance premiums for fidelity, errors and omissions, directors and officers and other coverage;

n. Unitholders and Board Meetings. — Expenses of unitholders and Board meetings;

o. Pricing. — Pricing of the Fund and units, including the cost of any equipment or services used for obtaining price quotations and valuing Fund portfolio investments;

p. Interest. — Interest on borrowings;

q. Communication Equipment. — All charges for equipment or services used for communication between the Adviser or the Fund and the custodian, transfer agent or any other agent selected by the Fund; and

r. Nonrecurring and Extraordinary Expense. — Such nonrecurring expenses as may arise, including the costs of actions, suits, or proceedings to which the Fund is, or is threatened to be made, a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its Board, officers, agents and unitholders.